Exhibit 99.1

MODEL N ANNOUNCES THIRD QUARTER FISCAL YEAR 2021 FINANCIAL RESULTS
Surpasses $50 Million of Quarterly Total Revenue Milestone

SAN MATEO, Calif. – August 9, 2021 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the third quarter of fiscal year 2021 ended June 30, 2021.

“Our results for the third quarter outperformed across the board, with total revenue, subscription revenue, professional services revenue, and adjusted EBITDA all exceeding expectations. These results clearly demonstrate the success of our strategic focus on the Life Sciences and High Tech verticals and our customers’ need for our mission-critical products. The strategic decisions that we have made over the last three years resulted in achieving the milestone of surpassing $50 million in quarterly total revenue,” said Jason Blessing, president and chief executive officer of Model N. “Our focus on our go-to-market programs and customer success, including SaaS transitions, new logos, and professional services, all meaningfully contributed to our third quarter financial results. As a result of our solid execution, we are raising our full year outlook on both the top and bottom line.”

Recent Highlights

•Strong performance in Life Sciences Vertical Powered by the Addition of New Customers and SaaS Transition Commitments – Model N continued to bolster its stronghold in the Life Sciences vertical, adding both new customers and securing additional commitments for SaaS transitions. During the quarter, the Company signed agreements with new customers Viatris, Mayne Pharma and MorphoSys. Also in the quarter, three long-time Model N customers committed to SaaS transitions, including Grifols, a global healthcare company and industry leader in producing plasma-derived medicines and transfusion medicine, as well as Akorn, a leading specialty pharmaceutical company, deepening their relationships with the Company and continuing Model N’s success in moving its customers to its cloud platform.

•High Tech Vertical Adds New Customers and Transitions Long-Time Customer to Model N Revenue Cloud – In the third quarter, the Company demonstrated growing momentum in the High Tech vertical. California Eastern Labs, a twenty-year Model N customer, agreed to transition to Model N Revenue Cloud for High Tech to take advantage of enhanced Deal Management and Channel Management capabilities. Also during the quarter, Model N added two new High Tech customers, including Creston, a $2 billion workplace technologies manufacturer.

•Model N Professional Services Delivers on the Model N Value Proposition for a Record Number of Customers – The Model N Professional Services team continued its track record of successful implementations, going live with a record number of projects this quarter. As customer demand for quicker time to value increases, the Professional Services team continues to consistently deliver projects on-time and on-budget. While working remotely, recent project go-lives have successfully been completed across the globe.

•New Deal Management for Life Sciences Product Solves Customers’ Real-World Challenges – During the quarter, Model N released a new solution that supports customers’ sales processes by addressing critically important pricing pressures and streamlining their order-to-cash processes. Utilizing quoting and pre-deal analysis, the product solves real-world problems that slow contracting processes and allow for pricing discrepancies. By streamlining the sales process, customers benefit from increased efficiency between field sales and operations, leading to improved customer relationships and increased sales velocity.

Third Quarter 2021 Financial Highlights

•Revenues: Total revenues were $51.0 million, an increase of 24% from the third quarter of fiscal year 2020. Subscription revenues were $36.9 million, an increase of 26% from the third quarter of fiscal year 2020. Business Services, which we acquired from Deloitte, contributed $6.0 million in total revenues for the third quarter of fiscal year 2021.

•Gross Profit: Gross profit was $27.6 million, an increase of 10% from the third quarter of fiscal year 2020. Gross margin was 54% compared to 61% for the third quarter of fiscal year 2020. Non-GAAP gross profit was $30.7 million, an increase of 16% from the third quarter of fiscal year 2020. Non-GAAP gross margin was 60% compared to 64% for the third quarter of fiscal year 2020. Subscription gross margin was 63% compared to 71% for the third quarter of fiscal year 2020. Non-GAAP subscription gross margin was 68% compared to 74% for the third quarter of fiscal year 2020. Both GAAP and Non-GAAP gross margins for the third quarter of fiscal year 2021 were impacted by the revenue mix coming from the acquisition of Business Services.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(3.9) million compared to $(0.4) million for the third quarter of fiscal year 2020. Non-GAAP income from operations was $7.2 million, an increase of 16% from the third quarter of fiscal year 2020.

•GAAP Net Loss: GAAP net loss was $(7.8) million compared to a net loss of $(2.4) million for the third quarter of fiscal year 2020. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.22) based upon weighted average shares outstanding of 35.7 million compared to net loss per share of $(0.07) for the third quarter of fiscal year 2020 based upon weighted average shares outstanding of 34.4 million.

•Non-GAAP Net Income: Non-GAAP net income was $5.7 million, an increase of 11% from the third quarter of fiscal year 2020. Non-GAAP net income per diluted share was $0.16 based upon diluted weighted average shares outstanding of 36.8 million compared to non-GAAP net income per diluted share of $0.15 for the third quarter of fiscal year 2020 based upon diluted weighted average shares outstanding of 35.3 million.

•Adjusted EBITDA: Adjusted EBITDA was $7.4 million, an increase of 16% from the third quarter of fiscal year 2020.

•Cash and Cash Flows: Cash and cash equivalents as of June 30, 2021 totaled $153.8 million, an increase of $5.4 million over the prior quarter. Net cash provided by operating activities was $9.7 million for the first nine months of fiscal year 2021, compared with $7.2 million in the prior fiscal year period. Free cash flow was $8.8 million for the first nine months of fiscal year 2021, compared with $7.0 million in the prior fiscal year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of August 9, 2021, we are providing guidance for the fourth quarter fiscal year 2021 and raising guidance for the full fiscal year ending September 30, 2021.

(in $ millions, except per share)	Fourth Quarter Fiscal 2021	Full Year Fiscal 2021
Total revenues	50.5 – 51.0	192.5 – 193.0
Subscription revenues	37.0 – 37.5	141.3 – 141.8
Non-GAAP income from operations	4.8 – 5.3	22.3 – 22.8
Non-GAAP net income per share	0.09 – 0.11	0.45 – 0.47
Adjusted EBITDA	5.0 – 5.5	23.1 – 23.6

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter of fiscal year 2021 ended June 30, 2021. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on August 23, 2021, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13721248.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal 2021 financial results, the impact COVID-19 will have on our business, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; (xiii) adverse impacts on our business and financial condition due to COVID-19; and (xiv) the possibility that the expected benefits related to our acquisition may not materialize as expected and the ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2020, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, amortization of debt discount and issuance costs, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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Investor Relations Contact:

Carolyn Bass
Market Street Partners
415-378-6114
investorrelations@modeln.com

Media Contact:

Judith Rich
Model N, Inc.
516-884-6879
jrich@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of June 30, 2021	As of September 30, 2020
Assets
Current assets
Cash and cash equivalents	$153,766	$200,491
Funds held for customers	6,908	—
Accounts receivable, net	42,029	35,796
Prepaid expenses	3,740	2,797
Other current assets	7,443	7,314
Total current assets	213,886	246,398
Property and equipment, net	1,793	1,034
Operating lease right-of-use assets	20,437	3,332
Goodwill	65,665	39,283
Intangible assets, net	47,402	24,380
Other assets	7,601	5,863
Total assets	$356,784	$320,290
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,831	$3,009
Customer funds payable	6,908	—
Accrued employee compensation	21,617	17,056
Accrued liabilities	3,841	5,237
Operating lease liabilities, current portion	4,035	1,460
Deferred revenue, current portion	53,595	50,904
Total current liabilities	94,827	77,666
Long-term liabilities
Long term debt	121,724	114,438
Operating lease liabilities, less current portion	17,012	2,067
Other long-term liabilities	1,925	1,448
Total long-term liabilities	140,661	117,953
Total liabilities	235,488	195,619
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	372,263	351,952
Accumulated other comprehensive loss	(1,231)	(1,213)
Accumulated deficit	(249,741)	(226,073)
Total stockholders’ equity	121,296	124,671
Total liabilities and stockholders’ equity	$356,784	$320,290

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues
Subscription	$36,908	$29,339	$104,284	$86,512
Professional services	14,130	11,917	37,680	33,084
Total revenues	51,038	41,256	141,964	119,596
Cost of revenues
Subscription	13,799	8,374	36,525	25,882
Professional services	9,651	7,699	27,418	23,026
Total cost of revenues	23,450	16,073	63,943	48,908
Gross profit	27,588	25,183	78,021	70,688
Operating expenses
Research and development	11,674	8,288	32,866	25,906
Sales and marketing	11,146	9,716	32,111	29,682
General and administrative	8,653	7,559	25,052	22,069
Total operating expenses	31,473	25,563	90,029	77,657
Loss from operations	(3,885)	(380)	(12,008)	(6,969)
Interest expense, net	3,631	1,986	10,645	2,951
Other expenses (income), net	(39)	(168)	175	(423)
Loss before income taxes	(7,477)	(2,198)	(22,828)	(9,497)
Provision for income taxes	352	182	840	510
Net loss	$(7,829)	$(2,380)	$(23,668)	$(10,007)
Net loss per share:
Basic and diluted	$(0.22)	$(0.07)	$(0.67)	$(0.30)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	35,679	34,411	35,305	33,781

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(23,668)	$(10,007)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,740	4,163
Stock-based compensation	21,850	17,232
Amortization of debt discount and issuance costs	7,286	1,118
Deferred income taxes	84	25
Amortization of capitalized contract acquisition costs	2,223	1,858
Loss on early extinguishment of debt	—	319
Changes in assets and liabilities, net of acquisition
Accounts receivable	(2,382)	(2,292)
Prepaid expenses and other assets	(2,470)	(3,621)
Accounts payable	1,849	781
Accrued employee compensation	745	(1,165)
Other current and long-term liabilities	(3,095)	(2,322)
Deferred revenue	1,528	1,133
Net cash provided by operating activities	9,690	7,222
Cash Flows from Investing Activities
Purchases of property and equipment	(842)	(190)
Acquisition of business	(57,849)	—
Net cash used in investing activities	(58,691)	(190)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	2,306	2,442
Proceeds from issuance of convertible senior notes, net of issuance costs	—	166,894
Principal payments on debt	—	(44,750)
Net changes in customer funds payable	6,908	—
Net cash provided by financing activities	9,214	124,586
Effect of exchange rate changes on cash and cash equivalents	(30)	(26)
Net increase (decrease) in cash and cash equivalents	(39,817)	131,592
Cash and cash equivalents
Beginning of period	200,491	60,780
End of period	$160,674	$192,372

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(7,829)	$(2,380)	$(23,668)	$(10,007)
Reversal of non-GAAP items
Stock-based compensation expense	8,940	5,400	21,850	17,232
Depreciation and amortization	2,217	1,350	5,740	4,163
Acquisition-related expense	100	—	2,509	—
Interest expense, net	3,631	1,986	10,645	2,951
Other expenses (income), net	(39)	(168)	175	(423)
Provision for income taxes	352	182	840	510
Adjusted EBITDA	$7,372	$6,370	$18,091	$14,426

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$27,588	$25,183	$78,021	$70,688
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,435	940	5,460	3,114
Amortization of intangible assets (b)	709	282	1,700	911
Non-GAAP gross profit	$30,732	$26,405	$85,181	$74,713
Percentage of revenue	60.2%	64.0%	60.0%	62.5%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$23,109	$20,965	$67,759	$60,630
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,175	412	2,544	1,429
Amortization of intangible assets (b)	709	282	1,700	911
Non-GAAP subscription gross profit	$24,993	$21,659	$72,003	$62,970
Percentage of subscription revenue	67.7%	73.8%	69.0%	72.8%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	4,479	4,218	$10,262	$10,058
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,260	528	$2,916	$1,685
Non-GAAP professional services gross profit	$5,739	$4,746	$13,178	$11,743
Percentage of professional services revenue	40.6%	39.8%	35.0%	35.5%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(3,885)	$(380)	$(12,008)	$(6,969)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,940	5,400	21,850	17,232
Amortization of intangible assets (b)	2,008	1,172	5,188	3,580
Acquisition-related expense (c)	100	—	2,509	—
Non-GAAP operating income	$7,163	$6,192	$17,539	$13,843

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(7,829)	$(2,380)	$(23,668)	$(10,007)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,940	5,400	21,850	17,232
Amortization of intangible assets (b)	2,008	1,172	5,188	3,580
Acquisition-related expense (c)	100	—	2,509	—
Amortization of debt discount and issuance costs (d)	2,502	978	7,286	1,118
Non-GAAP net income	$5,721	$5,170	$13,165	$11,923

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	35,679	34,411	35,305	33,781
Diluted	35,679	34,411	35,305	33,781
Shares used in computing non-GAAP net income per share
Basic	35,679	34,411	35,305	33,781
Diluted	36,800	35,345	36,562	35,016
GAAP net loss per share
Basic and diluted	$(0.22)	$(0.07)	$(0.67)	$(0.30)
Non-GAAP net income per share
Basic	$0.16	$0.15	$0.37	$0.35
Diluted	$0.16	$0.15	$0.36	$0.34

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$282	$1,700	$911
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	709	282	1,700	911
Operating expenses
Research and development	—	—	—	—
Sales and marketing	1,299	890	3,488	2,669
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	1,299	890	3,488	2,669
Total amortization of intangibles assets (b)	$2,008	$1,172	$5,188	$3,580

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,175	$412	$2,544	$1,429
Professional services	1,260	528	2,916	1,685
Total stock-based compensation in cost of revenue (a)	2,435	940	5,460	3,114
Operating expenses
Research and development	1,776	1,074	4,520	3,743
Sales and marketing	2,091	1,527	5,611	4,589
General and administrative	2,638	1,859	6,259	5,786
Total stock-based compensation in operating expense (a)	6,505	4,460	16,390	14,118
Total stock-based compensation (a)	$8,940	$5,400	$21,850	$17,232

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income (loss), net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies. Third quarter and the first nine months of fiscal year 2020 has been revised to exclude the amortization of debt discounts and issuance costs related to our term loan and promissory note to better provide consistency between the periods.